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                                                                 Exhibit 5.2




                                 June 19, 1995





United Companies Financial Corporation
4041 Essen Lane
P.O. Box 1591
Baton Rouge, Louisiana  70821-1591

         Re: United Companies Financial Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to United Companies Financial Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on June 19, 1995 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering up to $200,000,000 aggregate initial offering price of (i) the Company's unsecured debt securities, which may be either senior or subordinated (the "Debt Securities"); and (ii) the Company's $2.00 par value preferred stock (the "Preferred Stock") (the Debt Securities and the Preferred Stock are collectively referred to herein as the "Securities"). The Registration Statement also covers an indeterminate number of shares of the Company's $2.00 par value common stock, including associated rights to purchase the Company's Series A Junior Participating Preferred Stock (together, the "Common Stock") as may be issued upon conversion or exchange of the Debt Securities or the Preferred Stock, as the case may be. We may also act as counsel to the Company in connection with the possible future registration of up to $40,000,000 aggregate initial offering price of Securities that may be registered pursuant to Rule 462(b) under the Act by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement"). The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendment or supplements thereto and the 462(b) Registration Statement, if any.

         The senior Debt Securities and the subordinated Debt Securities are to be issued pursuant to separate Indentures (each, an "Indenture") between the Company and The First National Bank of Chicago, as trustee, and State Street Bank and Trust Company, as trustee, respectively (each,
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United Companies Financial Corporation
June 19, 1995
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a "Trustee").  Certain of the terms of each series of Debt Securities may be set forth in a supplemental indenture to an Indenture between the Company and a Trustee.

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended, its By-Laws, as amended, resolutions of its Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinion expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deem applicable or relevant hereto, it is our opinion that:

         (1) The Company is duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State;

         (2) When (i) the Registration Statement (including the 462(b) Registration Statement, if any) has become effective under the Act and under all state securities laws where registration or qualification is required; (ii) the Underwriting Agreement - Basic Provisions and the related Terms Agreement have been duly authorized, executed and delivered by the Company; (iii) the designation of one or more series of Preferred Stock and the establishment of the relevant rights, preferences, limitations and qualifications of such series has been duly authorized by the Company; (iv) the issuance and sale of shares of the Preferred Stock and the terms of the offering have been duly authorized by the Company; (v) the issuance and sale of shares of the Preferred Stock are in conformity with the Registration Statement (including the 462(b) Registration Statement, if any) and the prospectus made a part thereof, as supplemented from time to time, that may be filed or in effect from time to time, the Louisiana Business Corporation Law as then in effect (the "LBCL"), and the Company's Articles of Incorporation, as amended, and do not violate any applicable law, order, rule or regulation or any document, agreement or instrument then binding on the Company; and (vi) the form of certificates representing shares of the Preferred Stock complies with the requirements of the LBCL, the Preferred Stock, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

         (3) If any of the Securities to be issued are convertible or exchangeable into shares of Common Stock, when (i) the Registration Statement (including the 462(b) Registration Statement, if any) has become effective under the
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United Companies Financial Corporation
June 19, 1995
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                 Act and under all state securities laws where registration or qualification is required; (ii) the Debt Securities or Preferred Stock have been exchanged or converted into shares of Common Stock pursuant to due authorization of the Company's Board of Directors; (iii) the exchange or conversion of the Debt Securities or Preferred Stock into shares of Common Stock complies in all respects with the terms of the Debt Securities or Preferred Stock, the Common Stock when issued upon exchange or conversion of the Debt Securities or Preferred Stock, will be validly issued, fully paid and non-assessable.

         We hereby expressly consent to the reference to our firm in the prospectus and each related prospectus supplement forming a part of the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in the 462(b) Registration Statement, if any, and to the filing of this opinion with any appropriate governmental agency.

                                            Very truly yours,

                                            KANTROW, SPAHT, WEAVER & BLITZER
                                            (A PROFESSIONAL LAW CORPORATION)

                                        /s/ KANTROW, SPAHT, WEAVER & BLITZER
                                            (A PROFESSIONAL LAW CORPORATION)